UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2006 (December 31, 2005)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

     Chemtura Corporation entered into an amendment No. 2 dated as of December 31, 2005 to the Credit Agreement dated as of July 1, 2005 ("Credit Agreement") with its lenders, which, among other things, amended the definition of EBITDA in Section 1.01 of the Credit Agreement to add to net income charges for the payment of premiums in connection with the early repayment or retirement of Debt paid in the fiscal quarter ended December 31, 2005 in an amount not to exceed $44,000,000.

     A copy of Amendment No. 2 to the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

          *              *               *

      (d)      Exhibits.

Exhibit Number 10.1	Exhibit Description Amendment No. 2 to the Credit Agreement by and among Chemtura Corporation, various lenders and Citibank, N.A., as Agent, dated as of December 31, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date:    February 15, 2006

     Exhibit Index

Exhibit Number 10.1	Exhibit Description Amendment No. 2 to the Credit Agreement by and among Chemtura Corporation, various lenders and Citibank, N.A., as Agent, dated as of December 31, 2005